EXHIBIT 10.3

STOCK EXCHANGE AGREEMENT

Among

CO-DIAGNOSTICS, INC.

and

DNA LOGIX, INC.

and

THE SHAREHOLDERS OF DNA LOGIX, INC.

Dated January 22, 2015

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STOCK EXCHANGE AGREEMENT

THIS STOCK EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement"), is entered into effective as of the 22nd day of January, 2015 by and among CO-DIAGNOSTICS, INC., a Utah corporation (hereinafter referred to as " CDI"), DNA LOGIX, INC. a Delaware corporation (hereinafter referred to as “LOGIX”), and the shareholders of LOGIX (hereinafter referred to as the "Shareholders"), upon the following premises:

Premises

This Agreement provides for the acquisition by CDI of all of the common shares of LOGIX owned by the Shareholders, which constitute 100% of the issued and outstanding shares of common stock of LOGIX, solely in exchange for shares of common stock of CDI (the “Exchange”).

Pursuant to the terms of the Agreement, as hereinafter set forth, among other things, 100% of the outstanding and reserved securities (common and preferred stock) of LOGIX will be exchanged for shares of CDI common stock, which will be issued to the Shareholders, in reliance on applicable exemptions from the registration requirements of the Securities Act, as hereinafter described.

The Boards of Directors of CDI and LOGIX have each determined that it is advisable and in the best interests of their respective stockholders to consummate, and have approved, the business combination transaction provided for herein in which LOGIX will become a wholly owned subsidiary of CDI and the Shareholders will hold CDI shares of common stock.

Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived therefrom, it is hereby agreed as follows:

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ARTICLE I

THE EXCHANGE

Section 1.01 The Exchange.At the Effective Time (as defined in Section 1.02), upon the terms and subject to the conditions of the Agreement, CDI shall acquire 100% of the issued and outstanding common of LOGIX from the Shareholders for and in consideration of the issuance to the Shareholders of an aggregate of 6,420,000 shares of CDI common stock. As a result of the Exchange, LOGIX shall become a wholly owned subsidiary of CDI.

Section 1.02 Effective Time. Following the Closing (as defined in Section 1.03), 6,420,000 shares of CDI common stock (“Exchange Stock”) shall be delivered to the Shareholders and the Shareholders shall deliver to CDI all of the common shares of LOGIX owned by the Shareholders, which shall constitute 100% of the issued and outstanding common stock of LOGIX. The Exchange shall become effective on the Closing Date (such date being referred to herein as the “Effective Time”).

Section 1.03 Closing. The closing of the Exchange (the “Closing”) will take place at the principal executive offices of LOGIX at 585 W 500 S, Suite 210, Bountiful, Utah 84010, or at such other place as the parties hereto mutually agree, on a date and at a time to be specified by the parties, which shall in no event be later than 10:00 a.m., local time, on the next day following satisfaction of all of the conditions Article VII or, if permissible, waived in accordance with this Agreement, or on such other date as the parties hereto mutually agree (the “Closing Date”). At the Closing there shall be delivered to CDI and the Shareholders the certificates and other documents and instruments required to be delivered under Article VI.

Section 1.04 Directors and Officers of LOGIX. The directors of CDI immediately prior to the Effective Time, or such other individuals as the directors of CDI shall designate, shall, from and after the Effective Time, be the directors of LOGIX and such directors shall appoint the officers of LOGIX immediately prior to the Effective Time. The newly appointed directors and officers of LOGIX shall serve until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the LOGIX By-Laws.

Section 1.05 Effects of the Exchange. Subject to the foregoing, the effects of the Exchange shall be as provided in the applicable provisions of the Utah Business Corporations Act, as amended.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF LOGIX

As an inducement to, and to obtain the reliance of CDI, LOGIX and the LOGIX Shareholders represent and warrant as follows:

Section 2.01 Organization and Qualification. LOGIX is a Delaware corporation duly organized, validly existing, and in good standing under the laws of Delaware and has the full corporate power and authority to conduct its business as and to the extent now conducted and to own, use, and lease its assets and properties. LOGIX is duly qualified, licensed, or admitted to do business and is in good standing in each jurisdiction in which the ownership, use, or leasing of its assets and properties, or the conduct or nature of its businesses, makes such qualification, licensing or admission necessary.

Section 2.02 Capital Stock.

(i)	The authorized capital stock of LOGIX consists solely of 50,000 shares of capital stock, par value $.01. As of December 31, 2014, 1,000 shares of LOGIX common stock were issued and outstanding. There has been no change in the number of issued and outstanding shares of LOGIX capital stock since such date. 100% of the issued and outstanding shares of common stock are owned by the Shareholders. All of the issued and outstanding shares of LOGIX common stock are, duly authorized, validly issued, fully paid, and nonassessable. Except pursuant to this Agreement there are no outstanding subscriptions, options, warrants, rights (including “phantom” stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement, obligating LOGIX to issue or sell any shares of capital stock, bonds, or other securities of LOGIX (collectively, “Options”) or to grant, extend or enter into any option with respect thereto.

(ii)	There are no outstanding contractual obligations of LOGIX to repurchase, redeem, or otherwise acquire any shares of LOGIX common stock to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any subsidiary or any other person.

Section 2.03 Authority Relative to this Agreement. LOGIX has full corporate power and authority to enter into this Agreement and, subject to obtaining a majority of the LOGIX Shareholders’ approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by LOGIX and the consummation by LOGIX of the transactions contemplated hereby have been duly and validly approved by the Board of Directors and directed that this Agreement be submitted to the Shareholders for their consideration, and no other proceedings on the part of LOGIX or its Shareholders are necessary to authorize the execution, delivery and performance of the Agreement by LOGIX and the consummation by LOGIX of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by LOGIX and, subject to obtaining a majority of the LOGIX Shareholders’ approval, constitutes a legal, valid, and binding obligation of LOGIX enforceable against LOGIX in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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Section 2.04 Approvals and Consents.

(i)	The execution and delivery of this Agreement by LOGIX do not, and the performance by LOGIX of its obligation hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of LOGIX under, any of the terms, conditions or provisions of (x) the By-Laws and its formation documents or (y) any other contract or ordinance.

(ii)	No consent, approval, or action of, filing with, or notice to any Governmental or Regulatory Authority or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Government of Regulatory Authority or any contract to which LOGIX or a Subsidiary is a party or by which LOGIX.

Section 2.05 Tax Matters.

For purposes of this Section 2.12 the terms “Tax” and “Taxes” include without limitation all liabilities for federal, state, local, foreign or other taxes, whether based on, or related to income, profits, capital, premiums, sales, use, gross receipts, property, ad valorem, franchise, employment, excise, patrol import and other taxes, duties, leases and assessments, and include all related penalties, interest, additions to tax and liabilities for taxes related to contractual obligations with customers and suppliers.

(i)	LOGIX has filed all material Tax returns required to be filed by applicable law prior to the Closing Date except for Federal and State income taxes for the year ended December 31, 2014. All material Tax returns were (and, as to Tax returns not filed as of the date hereof, will be) true, complete, and correct and filed on a timely basis. LOGIX (i) has paid all material Taxes due, or claimed or asserted by any taxing authority to be due, for the periods covered by such Tax returns or (ii) has duly and fully provided reserves (in accordance with applicable accounting principles) adequate to pay all such Taxes.

(ii)	LOGIX and each of its Subsidiaries has established (and until the Closing Date will maintain) on its books and records reserves adequate to pay all material Taxes not yet due and payable. LOGIX has made available to CDI the complete and accurate copies of all work papers associated with the calculation of LOGIX’s Tax reserves.

(iii)	There are no Tax Liens upon the assets of LOGIX except Liens for Taxes not yet due.

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(iv)	Neither LOGIX nor a Subsidiary has requested (and no request has been made on its behalf) any extension of time within which to file any material Tax return.

(v)	No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax returns of LOGIX or a Subsidiary.

(vi)	To the extent requested by CDI, LOGIX has made available to CDI (or, in the case of Tax returns to be filed on or before the Closing Date, will make available) complete and accurate copies of all Tax returns and associated work papers filed by or on behalf of LOGIX for all taxable years since 2011 ending on or prior to the Closing Date.

Section 2.06 Patents, Trademarks, Et Cetera. LOGIX has all right, title and interest in, or a valid and binding license to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, franchises, trade secrets, computer programs (in object or source code form), or other intangible property or asset (collectively, “Intangibles”) which are individually or in the aggregate material to the conduct of the business of LOGIX. LOGIX is not in default (or with the giving of notice or lapse of time or both, would be in default) in a material respect under any license to use such Intangible, such Intangible is not being infringed by any third party. LOGIX is not infringing in a material respect any Intangible of any third party.

Section 2.07 Insurance. LOGIX has no liability, property, workers’ compensation, directors’ and officers’ liability and other insurance policies currently in effect that insure the business, operations, properties, assets, or employees of LOGIX or the Subsidiaries.

Section 2.08 BoardApproval of Agreement. The board of directors of LOGIX has authorized the execution and delivery of this Agreement by LOGIX and has approved the transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS, COVENANTS, AND WARRANTIES

OF THE SHAREHOLDERS

As an inducement to, and to obtain reliance of CDI, LOGIX Shareholders holding a majority of the issued and outstanding shares represent and warrant as follows:

Section 3.01 Ownership of LOGIX Shares.

(a) The LOGIX Shareholders making this representation own 100% of the issued and outstanding shares of Common Stock of LOGIX, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and that the Shareholders have full right, power, and authority to transfer, assign, convey, and deliver their LOGIX shares; and delivery of such shares at the closing will convey to CDI good and marketable title to such shares free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, except as set forth herein. Further, the Shareholders making this representation represent that their affirmative vote for this Exchange Agreement is binding upon LOGIX and the other Shareholders.

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(b) The LOGIX Shareholders have been advised that:

(1) The securities to be issued by CDI in exchange for LOGIX common stock have not been registered under the Securities Act, the Exchange Act or any comparable state securities laws, but rather, are being issued in reliance on the exemption from registration under the Securities Act provided by Section 4(2) and Section 4(6) thereof.

(2) The certificates for the shares of CDI’s common stock will bear a legend restricting any transactions therein, directly or indirectly, unless it is first registered under applicable federal and state securities laws or the proposed transaction is exempt from such registration requirements, and if such facts are demonstrated to the satisfaction of CDI and its legal counsel, based on such third party legal opinions, affidavits, and transfer agency procedures as CDI will reasonably require or have in place. CDI will not unreasonably withhold its consent to such registration;

ARTICLE IV

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF CDI

As an inducement to, and to obtain the reliance of LOGIX and the Shareholders, CDI represents and warrants as follows:

Section 4.01 Organization. CDI is a corporation duly organized, validly existing, and in good standing under the laws of the state of Utah, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of CDI's articles of incorporation or bylaws. CDI has taken all action required by law, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and CDI has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

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Section 4.02 Capitalization. CDI authorized capitalization consists of 180,000,000 shares of common stock, par value $.001, of which 86,214,285 shares are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person. Further, CDI has granted no options, warrants or issued other convertible instruments, which when exercised or converted would result in the issuance of additional shares of Common or Preferred Shares.

Section 4.03 Subsidiaries. CDI has no operating subsidiaries.

Section 4.04 Information. The information concerning CDI set forth in this Agreement and the CDI Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 4.05 Options or Warrants. There are no existing convertible instruments, options, warrants, calls, or commitments of any character relating to authorized and unissued stock of CDI, except options, warrants, calls, or commitments, if any, to which CDI is not a party and by which it is not bound, except for a Subscription Agreement with Co-Diagnostics, Ltd under which CDI is receiving funding in exchange for common stock at a sales price of $.05799 per share.

Section 4.06 Approval of Agreement. The board of directors of CDI has authorized the execution and delivery of this Agreement by CDI and has approved this Agreement and the transactions contemplated hereby.

Section 4.07 Material Transactions of Affiliations. Except as disclosed herein , there exists no material contract, agreement, or arrangement between CDI and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record or known by CDI to own beneficially, 5% or more of the issued and outstanding common stock of CDI and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 5% shareholder of CDI has, or has had during the last preceding full fiscal year, any known interest in any material transaction with CDI which was material to the business of CDI. CDI has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with any such affiliated person.

Section 4.08 Employment Matters. CDI has no employees other than its directors and officers. There are no material controversies pending or, to the knowledge of CDI, threatened between CDI and any representatives of its former employees.

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ARTICLE V

CONSIDERATION AND PLAN OF EXCHANGE

Section 5.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.03), the Shareholders hereby agree to assign, transfer, and deliver to CDI, free and clear of all liens, pledges, encumbrances, charges, restrictions, or known claims of any kind, nature, or description all shares of common stock of LOGIX, in the aggregate constituting 100% of the issued and outstanding shares of common stock of LOGIX, and CDI agrees to acquire such shares on such date by issuing and delivering to the Shareholders in exchange therefore an aggregate of 6,420,000 shares of CDI restricted common stock, par value $0.001. The shares shall be distributed to the Shareholders in the amounts set forth opposite each such Shareholder’s name on the shareholder list attached hereto and incorporated herein by this reference.

As of the Closing, the effect of the Exchange will be that LOGIX will have become a wholly owned subsidiary of CDI and the Shareholders will have become shareholders of CDI, and the Shareholders will have no further rights, title or interest in LOGIX stock, other than (i) to receive the shares of CDI restricted common stock set forth on Exhibit A and (ii) indirectly as a shareholder of CDI and as may be set forth hereafter.

Section 5.02 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date"). Such Closing shall take place at a mutually agreeable time and place.

Section 5.03 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all certificates, required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 5.04 Promissory Note and Drawing Account. The Parties agree that the Satterfield Promissory Note on the books of LOGIX shall be aggregated with the drawing account on the books of LOGIX and shall both be merged with and into the LOGIX capital account and neither LOGIX nor CDI shall be obligated to satisfy the Satterfield Promissory Note.

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ARTICLE XI

MISCELLANEOUS

Section 6.01 Brokers. CDI and LOGIX agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. CDI and LOGIX each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finders' fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

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Section 6.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Utah.

Section 6.03 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

If to CDI to:

8160 S. Highland Drive

Sandy, Utah 84093

If to LOGIX to:

585 W. 500 S Suite 210

Bountiful, Utah 84010

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

Section 6.04 Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 6.05 Third Party Beneficiaries. This contract is solely between CDI, LOGIX and the Shareholders, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 6.06 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof, including This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

Section 6.07 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

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Section 6.08 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 6.09 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above-written.

CO-DIAGNOSTICS, INC.

ATTEST:

___________________________	By:	/s/ Dwight H. Egan
Secretary		President

DNA LOGIX, INC.

	By:	/s/ Dwight H. Egan
President

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SHAREHOLDER SIGNATURE PAGE

The Undersigned shareholder(s) of LOGIX by the signature(s) set forth herein do hereby agree that the Undersigned confirms and ratifies the Stock Exchange Agreement by and among LOGIX and CDI and the Shareholders of LOGIX, delivered herewith.

Shareholder	Number of Shares held	Date

Brent Satterfield	1,000	Jan 1, 2015

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